Calculation of Filing Fee Tables
S-8
Avalanche Treasury Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, reserved for issuance under the Registrant's 2026 Omnibus Incentive Plan	Other	5,029,466	$ 0.99	$ 4,979,171.34	0.0001381	$ 687.62
2	Equity	Class A common stock, reserved for issuance under the Registrant's 2026 Omnibus Incentive Plan	Other	3,970,534	$ 0.55	$ 2,183,793.70	0.0001381	$ 301.58
Total Offering Amounts:						$ 7,162,965.04		$ 989.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 989.20
Offering Note
[1]	1(a) Represents shares of Class A common stock reserved for issuance under the 2026 Omnibus Incentive Plan (the "Plan"). 1(b) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Unit is based on the average of the high and low prices of the Registrant's Class A common stock, as reported on the Nasdaq Capital Market on September 18, 2026.

[2]	Represents Common Shares issuable upon the exercise of outstanding options granted under the Plan executed on September 8, 2026, August 27, 2026 and July 12, 2026. The corresponding proposed maximum offering price per share, which is estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, represents the weighted average exercise price of such outstanding options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources